                                                                     Exhibit 3.2

                   CERTIFICATE OF CORRECTION FILED TO CORRECT

             A CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION OF

                           TABLE TOP ACQUISITION CORP.

                  FILED IN THE OFFICE OF THE SECRETARY OF STATE

                  OF THE STATE OF DELAWARE ON DECEMBER 16, 1999


     TABLE TOP ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1. The name of the corporation is TABLE TOP ACQUISITION CORP. (the "Corporation").

     2. That a CERTIFICATE OF INCORPORATION (the "Certificate") was filed by the Corporation with the Secretary of State of the State of Delaware on December 16, 1999 and that said Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate to be corrected is as follows:

          The name of the Corporation as stated in the Certificate is incorrect.

     4. The Certificate is corrected by replacing the first paragraph to the Certificate with the following:

               FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is Tabletop Acquisition Corp.

          IN WITNESS WHEREOF, TABLE TOP ACQUISITION CORP. has caused this Certificate to be executed and acknowledged pursuant to Section 103 of the Delaware General Corporation Law by the undersigned duly authorized officers of the Corporation on this 13th day of January, 2000.


                                        TABLE TOP ACQUISITION CORP.


                                        By:    /s/ Jessie J. Couch
                                            -----------------------------
                                               Jessie J. Couch
                                               Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/13/2000
001019953 - 3143413